Exhibit 99.1

APOLLO MEDICAL HOLDINGS RECEIVES $5 MILLION EQUITY INVESTMENT FROM NETWORK MEDICAL MANAGEMENT

2nd STRATEGIC INVESTMENT FURTHERS PARTNERSHIP INITIATIVES

GLENDALE, CA − (PR Newswire) – March 31, 2016 − Apollo Medical Holdings, Inc. (“ApolloMed” or “the Company”) (OTC: AMEH), an integrated population health management company focused on value-based care, today announced that it has received an additional $5 million strategic equity investment from Network Medical Management, Inc. (“NMM”), one of the largest healthcare Management Services Organizations (MSOs) in California.

Under the terms of the investment agreement, ApolloMed issued 555,555 preferred shares of stock to NMM at $9.00 per share with warrants to purchase an additional 555,555 shares at $10.00 per share. The Company intends to use these funds for further growth initiatives and for working capital, in addition to strengthening its balance sheet.

The latest round of funding follows a $10 million equity investment by Network Medical Management in October 2015. The two companies have been working closely together on multiple initiatives, including hospitalist medicine, hospice & palliative care, ACO management and population health management.

Founded in 1994 and headquartered in Alhambra, California, NMM is part of an integrated healthcare organization which includes two IPAs (Allied Pacific IPA and La Salle Medical Associates), a Knox-Keene, Medicare-approved health plan (Universal Care), two Medicare Shared Savings Program (MSSP) Accountable Care Organizations (ACOs), a 99-bed skilled nursing facility, two ambulatory surgical care centers, lab, pharmacy and multiple clinics. NMM currently is responsible for coordinating the care for over 600,000 covered patients in Southern and Central California through a network of over 10 IPAs with over 4500 contracted physicians.

“We are pleased that Network Medical Management has chosen to increase its investment in ApolloMed,” stated Warren Hosseinion, M.D., Chief Executive Officer of Apollo Medical Holdings. “The outcomes of our initiatives to date have been excellent, and we look forward to even more collaboration among the two companies.”

“ApolloMed has a long track record of success in hospitalist medicine, hospice/palliative care and population health management,” stated Kenneth Sim, M.D., Co-Chairman of Network Medical Management. “We are excited about their long-term strategy and pleased to partner with ApolloMed as they continue their rapid growth.”

About Apollo Medical Holdings, Inc.

Headquartered in Glendale, California, ApolloMed is an integrated population health management company committed to providing exceptional multi-disciplinary care in the communities it serves. ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated healthcare delivery platform comprised of six affiliated and complementary physician groups: ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization), Maverick Medical Group (Independent Physician Association), ApolloMed Care Clinics, Apollo Care Connect and Apollo Palliative Services. ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care. For more information, please visit www.apollomed.net

Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of future expectations, plans and prospects for Apollo Medical Holdings, Inc. (“the Company”).  In particular, when used in the preceding discussion, the words “predicts,” "believes," "expects," "intends," “seeks,” “estimates,” "plans," "anticipates," and similar conditional expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” are intended to identify forward-looking statements.  In addition, our representatives may from time to time make oral forward-looking statements. Any such statements, other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based on the current expectations and certain assumptions of the Company’s management. Such statements are, therefore, subject to a variety of known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company, its subsidiaries and concepts to be materially different than those that may be expressed or implied in such statements or anticipated on the basis of historical trends.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.  The forward-looking statements included herein are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, the Company undertakes no obligation to update or revise these forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and in any of the Company’s other subsequent Securities and Exchange Commission filings.

FOR ADDITIONAL INFORMATION

Apollo Medical Management

818-839-5200

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